UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2021 (December 26, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone Box 372, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2021, Mr. Zvi Atlas provided On Track Innovations Ltd. (the “Company”) a written notice of his resignation from the board of directors (the “Board”) of the Company, effective immediately. The resignation of Mr. Atlas did not involve any disagreement with the Company, the Company’s management or the Board.

On December 28, 2021, Ms. Sandra B. Hardardottir provided the Company a written notice of her resignation from the Board, effective immediately. The resignation of Ms. Hardardottir did not involve any disagreement with the Company, the Company’s management or the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 30, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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